Exhibit 99.1

Green Thumb Industries (GTI) Announces Fourth Quarter Revenue of $75.8 Million and

Fourth Quarter Adjusted Operating EBITDA of $14.4 Million

•	Full year revenue of $216.4 million

•	Delivers on new store opening guidance for FY 2019

•	Kicks off 2020 with successful launch of Illinois adult-use cannabis market

CHICAGO and VANCOUVER, British Columbia, March 26, 2020 — Green Thumb Industries Inc. (“GTI” or the “Company”) (CSE: GTII) (OTCQX: GTBIF), a leading national cannabis consumer packaged goods company and owner of Rise™ and Essence retail stores, today reported its financial results for the fourth quarter and full year ended December 31, 2019. All currency is in U.S. dollars. Beginning in the fourth quarter 2019, the Company began reporting in U.S. generally accepted accounting principles (“GAAP”).

Fourth Quarter and Full Year 2019 Financial Highlights

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Revenue: Total revenue for the fourth quarter 2019 increased 265% year-over-year and 11.5% quarter-over-quarter to $75.8 million. Total revenue for 2019 increased 246.3% year-over-year to $216.4 million. Quarterly revenue results were driven by organic growth across the Company’s consumer products and retail businesses.

•	Gross Margin: Gross margin for the fourth quarter 2019 was 53.6%.

•	Net Income (Loss): Net loss for the fourth quarter was $18.3 million.

•

EBITDA: Fourth quarter 2019 EBITDA(1) and Adjusted Operating EBITDA(1), which are non-GAAP financial measures as described below and in an accompanying financial table in this release, was $8.4 million and $14.4 million, respectively.

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Balance Sheet: At fiscal year-end, current assets totaled $109.5 million and included cash and cash equivalents of $46.7 million. Total debt outstanding was $91.3 million, $0.2 million of which is due within 12 months.

•

Capital Markets & Financing: During the fourth quarter, the Company completed a sale and leaseback of its Danville, Pennsylvania cultivation and manufacturing facility with Innovative Industrial Properties (“IIP”), providing it with $39.6 million of non-dilutive capital. Subsequent to year end in February and in March 2020, GTI completed a sale and leaseback transaction with IIP of its Toledo, Ohio processing facility and Oglesby, Illinois cultivation and processing facility. In aggregate, these two transactions provide the Company with $57.2 million of non-dilutive capital.

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(1) EBITDA and Adjusted Operating EBITDA are non-GAAP financial measures. Please see the “Supplemental Information (Unaudited) Regarding Non-GAAP Financial Measures” at the end of this press release for a reconciliation of non-GAAP to GAAP measures.

Fiscal Year 2019 Business Highlights

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Operations: GTI successfully executed against its ‘Enter, Open, Scale’ strategy to distribute brands at scale through a combination of organic growth in its consumer products and retail business segments and strategic mergers and acquisitions.

•

Enter: During fiscal year 2019, the Company entered four new markets, California, Colorado, Connecticut and New York with four cultivation and processing facilities and 20 retail licenses (eight of which are operating) via the closing of the acquisitions of Integral Associates, For Success Holdings, MC Brands, Advanced Grow Labs, and Fiorello Pharmaceuticals. In addition, GTI was awarded a cultivation license and processing license in Ohio, three retail licenses in California, and a cultivation license in Maryland.

•	Open: The Company opened 20 stores nationwide and ended the year with 39 retail locations, delivering on its target guidance of 35-40 stores.

•

Scale: GTI made significant investments to further scale the distribution of its branded products including expanding capacity, standardization and automation initiatives across Illinois, Massachusetts and Pennsylvania. In Nevada, the Company scaled brand distribution by adding two cultivation and manufacturing facilities and 12 retail stores through the acquisition of Integral Associates. The Company also broadened its brand portfolio to include Beboe (marking its entry into the CBD and beauty market) and incredibles (a portfolio of chocolate and gummy THC and CBD infused edibles).

•

Team: Tripled headcount by adding over 1,000 new team members, including several key executives bringing total headcount at year end to approximately 1,600 nationwide. GTI also added two new seasoned members to its board of directors – William Gruver and Alex Yemenidjian. GTI was also named a 2019 Best Workplace by MG Retailer magazine.

•

Community Impact: In August GTI launched its License Education Application Program (LEAP) in Illinois to help reduce the barriers to cannabis business ownership for minorities and others most affected by the war on drugs. Since launch, this pro-bono program has counseled hundreds of applicants in the Illinois dispensary applications process. GTI continues to assist Illinois craft grower, infuser and transporter license applicants. Once winners are announced, GTI will shift from application assistance to an incubator program for a limited number of social equity entrepreneurs.

Green Thumb Industries Inc.

COVID-19 Update

Subsequent to the fourth quarter, GTI activated an executive Response Team to address the challenges presented by COVID-19 and continues to operate its stores and facilities, which have been deemed essential businesses in states that have directed non-essential businesses to close.

Management Commentary

“2019 was an exceptional year for Green Thumb and we’re proud to be doing what we say we’re going to do. Our strategy to distribute brands at scale while being laser-focused on profitability delivered $216 million in annual revenue, 20 new store openings, positive operating EBITDA and a solid balance sheet to support our growth initiatives in 2020. We will continue to be guided by our disciplined approach to capital allocation and focus on the bottom line and, of course, the rapidly evolving situation with respect to COVID-19,” said GTI Founder and Chief Executive Officer Ben Kovler.

“The significant investments we made to scale our key markets during the second half of 2019 set us up to win. In January 2020, we successfully launched adult-use sales in Illinois against the backdrop of challenging demand and supply dynamics,” Kovler continued. “We currently operate six stores that offer adult-use sales in Illinois, two of which are the only adult-use only stores in the state. Illinois is a model for what’s to come in states like Pennsylvania, New Jersey and Connecticut where we also have a strong position and are actively scaling. Also, I’m pleased to report that we began reporting with the SEC as a U.S. domestic issuer effective last month and will prepare our consolidated financial statements under GAAP. This is a positive step that aligns with our business operations and commitment to providing our shareholders with increased transparency and comfort through our reporting. Finally, I’m proud of our team for all of their hard work and look forward to the many opportunities that lie ahead.”

Consumer Packaged Goods Business Development

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As of December 31, 2019, GTI’s family of consumer brands are produced, distributed, and available in retail locations in eight states (California, Colorado, Florida, Illinois, Maryland, Massachusetts, Nevada and Pennsylvania), supporting the growing scale of branded product distribution.

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Branded product sales grew approximately 10% quarter over quarter, particularly driven by market growth in Illinois and Pennsylvania. As of December 31,, 2019, GTI’s branded products are sold in over 700 retail stores, including the Company’s Rise and Essence retail stores.

•	In July 2019, GTI began cultivation operations in Maryland, supporting existing processing and production operations in the state. The first harvest was in December.

•

Capacity expansion efforts of the Company’s cultivation and manufacturing facilities continue to progress according to plan in Illinois, Massachusetts, Pennsylvania, New Jersey and Ohio. GTI’s New Jersey and Ohio facilities are on track for revenue contribution from the production and distribution of GTI’s branded product portfolio by Q3 2020.

Green Thumb Industries Inc.

•

Dogwalkers, the Company’s brand of pre-rolls, won a prestigious Clio award in the brand design category and the Rythm Brownie Scout strain was voted best strain by the public in the Chicago Reader Best of Chicago 2019 Awards.

Retail Business Development

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Retail revenue increased 20% quarter over quarter, driven by organic growth generated from increased transaction activity in the Company’s retail stores, and new store openings across Florida, New Jersey, Ohio, and Pennsylvania. Fourth quarter revenue included sales generated from 39 open stores across GTI’s retail footprint.

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Comparable sales growth (stores open for at least 12 months) exceeded 50% on a base of 14 stores, driven primarily by increased transactions. Quarter-over-quarter comparable sales were up approximately 15% off a base of 19 stores.

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On October 5, 2019, the Company expanded its footprint in the Connecticut retail market with the acquisition of Bluepoint Wellness, a medical dispensary located in the city of Branford. The acquisition complements its cultivation center in West Haven and a store in Westport, Connecticut that opened in December 2019.

•

In preparation for the opening of Illinois’ adult-use market on January 1, 2020, GTI successfully converted four stores during the quarter to offer adult-use cannabis products on day one of recreational sales. Subsequent to the quarter, GTI opened the state’s only adult-use only stores (Rise™ Joliet and Rise™ Quincy), bringing total stores open for adult-use sales in Illinois to six.

•	During the quarter, GTI opened six new stores across five states, bringing total new stores opened during fiscal year 2019 to 20:

•	Pennsylvania: Opened Rise™ King of Prussia and New Castle, bringing total open stores in the state to nine.

•	Connecticut: Opened BluePoint Wellness Westport, Westport, Connecticut’s first retail cannabis store and GTI’s second store in the state.

•	Ohio: Opened Rise™ Lakewood, the city’s first retail cannabis store and GTI’s fourth store in the state.

•	New Jersey: Opened Rise™ Paterson, marking the first of the 2018 New Jersey license award winners to become operational.

•	Florida: Opened Rise™ West Palm Beach, bringing total open stores in the state to six with licenses to open 29 additional locations.

GTI currently has 41 open stores across the nation with licenses to open a total of 96.

Green Thumb Industries Inc.

Fourth Quarter and Full Year 2019 Financial Overview

The Company’s financial results are prepared in accordance with GAAP. See “Transition from IFRS to U.S. GAAP Accounting” below for more details.

Total revenue for the fourth quarter 2019 was $75.8 million, up 265% from $20.8 million for the fourth quarter 2018 and up 11.5% from $68 million for the third quarter 2019. For the full year 2019, total revenue was $216.4 million, up 246.3% from the prior year. Revenue growth was driven by the expanded distribution of GTI’s branded product portfolio primarily in Illinois and Pennsylvania and new store openings and increased store traffic to GTI’s 39 open and operating retail stores, particularly in Florida, Illinois, and Pennsylvania.

In the fourth quarter 2019, GTI generated revenue from all 12 of its markets: California, Colorado, Connecticut, Florida, Illinois, Maryland, Massachusetts, Nevada, New Jersey, New York, Ohio and Pennsylvania. The Company continued to invest in the build out related to the cultivation and manufacturing capabilities in Illinois, Massachusetts, New Jersey, Ohio, and Pennsylvania.

Gross profit for the fourth quarter was $40.6 million, or 54% of revenue. Gross margin performance was driven by increased operating leverage at its cultivation and manufacturing facilities, incremental contribution from increased volume from retail sales, and increased consumer products sales through GTI’s owned retail stores.

Selling, general and administrative (“SG&A”) expenses for the fourth quarter were $45.6 million, or 60.2% of revenue. SG&A expenses include $12.7 million of non-cash depreciation and amortization expense and $5.0 million in non-cash expenses related to stock-based compensation for the quarter.

Total other expenses were $4.1 million for the fourth quarter, and include cash interest expense and other expenses.

GTI generated Adjusted Operating EBITDA of $14.4 million, or 18.9% of revenue, for the fourth quarter 2019. Net loss attributable to GTI for the fourth quarter was $18.3 million.

Balance Sheet and Liquidity

As of December 31, 2019, current assets were $109.5 million, including cash and cash equivalents of $46.7 million. The Company had $91.3 million of total debt.

Total shares on a fully converted basis and a fully diluted basis including options, warrants and restricted stock units (RSUs) were 215,172,575 at December 31, 2019.

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Capital Markets & Financing

During and subsequent to the fourth quarter of 2019, the Company completed three sale and leaseback transactions with IIP for the following facilities: (1) November 12, 2019 - Danville, Pennsylvania cultivation and manufacturing facility for total investment value of $39.6 million; (2) February 3, 2020 – Toledo, Ohio processing facility for total investment value of $7.2 million; and (3) March 9, 2020 – Oglesby, Illinois cultivation and processing facility for total investment value of $50 million. Proceeds from the transactions will be used to support strategic expansion initiatives.

Transition from IFRS to U.S. GAAP Reporting

GTI is now registered with the U.S. Securities and Exchange Commission (SEC) and will be reporting in GAAP. GTI’s registration with the SEC to become a U.S. domestic issuer became effective in February 2020. GTI’s domestic issuer status reflects that more than 50% of the Company’s outstanding voting securities are held by residents of the U.S. and the majority of the Company’s directors are U.S. citizens. As a result of the transition, GTI will prepare its consolidated financial statements, including the Company’s December 31, 2019 audited annual consolidated financial statements, in conformity with U.S. GAAP.

Additional information relating to the Company’s fourth quarter and full year 2019 results is available on the Investor Relations section of GTI’s website at https://investors.gtigrows.com, the SEC’s website at www.sec.gov and Canada’s System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the SEC. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Audited Financial Statements

The financial information reported in this news release is based on unaudited consolidated financial statements for the year ended December 31, 2019. Accordingly, such financial information may be subject to change. The audit process is nearly complete and fully-audited annual consolidated financial statements will be released and filed on the SEC’s website at www.sec.gov and SEDAR at www.sedar.com by March 30, 2020. All financial information contained in this news release is qualified in its entirety with reference to such audited annual consolidated financial statements. While the Company does not expect there to be any material changes, to the extent that the financial information contained in this news release is inconsistent with the information contained in the Company’s audited annual consolidated financial statements, the financial information contained in this news release shall be deemed to be modified or superseded by the Company’s annual consolidated financial statements. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation for purposes of applicable securities laws.

Definitions

EBITDA: Earnings before interest, taxes, other income or expense and depreciation and amortization.

Adjusted Operating EBITDA: Earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash share-based compensation, one-time transaction related expenses, or other non-operating costs.

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Conference Call and Webcast

GTI will host a conference call on Thursday, March 26, 2020 at 5:00 pm ET to discuss its financial results for the fourth quarter and full year ended December 31, 2019. The conference call may be accessed by dialing 877-273-8145 (Toll-Free) or 647-689-5400 (International) with conference ID: 6538599. A live audio webcast of the call will also be available on the Investor Relations section of GTI’s website at https://investors.gtigrows.com and will be archived for replay.

About Green Thumb Industries:

Green Thumb Industries (GTI), a national cannabis consumer packaged goods company and retailer, is dedicated to providing dignified access to cannabis while giving back to the communities in which they serve. GTI manufactures and distributes a portfolio of branded cannabis products including Beboe, Dogwalkers, Dr. Solomon’s, incredibles, Rythm and The Feel Collection. The company also owns and operates rapidly growing national retail cannabis stores called Rise™ and Essence. Headquartered in Chicago, Illinois, GTI has 13 manufacturing facilities, licenses for 96 retail locations and operations across 12 U.S. markets. Established in 2014, GTI employs approximately 1,700 people and serves thousands of patients and customers each year. GTI was named a Best Workplace 2018 by Crain’s Chicago Business and MG Retailer magazine in 2018 and 2019. More information is available at GTIgrows.com.

Cautionary Note Regarding Forward-Looking Information

This press release contains statements which may constitute “forward-looking information” within the meaning of applicable securities laws, including statements regarding the plans, intentions, beliefs and current expectations of GTI with respect to future business activities. Forward-looking information is often identified by the words “may,” “would,” “could,” “should,” “will,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “expect,” or similar expressions and include information regarding the future direction and business objectives of GTI. The forward-looking information in this news release is based upon the expectations, estimates, projections, assumptions and views of future events which management believes to be reasonable in the circumstances and expectations relating to general economic and market conditions. Any forward-looking information speaks only as of the date on which it is made, and, except as required by law, GTI does not undertake any obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise. The forward-looking information in this news release is subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to differ from those express or implied. When considering these forward-looking statements, readers should keep in mind the risk factors and other cautionary statements in GTI’s public filings with the applicable securities regulatory authorities on the SEC’s website at www.sec.gov and on SEDAR at www.sedar.com, including the risk factors set out in the 2nd Amendment to GTI’s Registration Statement on Form 10/A and its forthcoming Annual Report on Form 10-K for the year ended December 31, 2019. These risk factors include, without limitation, marijuana remains illegal

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under federal law, and enforcement of cannabis laws could change the Company may face limitations on ownership of cannabis licenses. The Company may become subject to FDA or ATF regulation; the Company may face difficulties acquiring additional financing; the Company operates in a highly regulated sector and may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where we carry on business; the Company may face difficulties in enforcing its contracts; the Company is subject to taxation in Canada and the United States; cannabis businesses are subject to unfavorable tax treatment; cannabis businesses may be subject to civil asset forfeiture; the Company is subject to proceeds of crime statutes; the Company faces security risks; our use of joint ventures may expose us to risks associated with jointly owned investments; competition for the acquisition and leasing of properties suitable for the cultivation, production and sale of medical and adult use cannabis may impede our ability to make acquisitions or increase the cost of these acquisitions, which could adversely affect our operating results and financial condition; the Company faces risks related to its products; the Company is dependent on the popularity of consumer acceptance of the Company’s brand portfolio; the Company faces risks related to its insurance coverage and uninsurable risks; the Company is dependent on key inputs, suppliers and skilled labor; the Company must attract and maintain key personnel or our business will fail; the Company’s business is subject to the risks inherent in agricultural operations; the Company’s sales are difficult to forecast; the Company’s products may be subject to product recalls; the Company may face unfavorable publicity or consumer perception; the Company faces intense competition; the Company is subject to general economic risks; the Company may be negatively impacted by challenging global economic condition; the Company is subject to risks arising from epidemic diseases, such as the recent outbreak of the COVID-19 illness; the Company’s voting control is concentrated; the Company’s capital structure and voting control may cause unpredictability; and additional issuances of Super Voting Shares, Multiple Voting Shares or Subordinate Voting Shares may result in dilution.

The Canadian Securities Exchange does not accept responsibility for the adequacy or accuracy of this release.

Investor Contact:	Media Contact:

Jennifer Dooley	Linda Marsicano
Chief Strategy Officer	VP, Corporate Communications
InvestorRelations@gtigrows.com	lmarsicano@gtigrows.com
310-622-8257	773-354-2004

Source: Green Thumb Industries

Green Thumb Industries Inc.

Highlights from Unaudited Quarterly Condensed Consolidated Statements of Operations

(Amounts Expressed in United States Dollars)

Three Months Ended December 31, 2019
Revenues, net of discounts	$75,801,758
Cost of Goods Sold, net	(35,205,164)

Gross Profit	40,596,594

Expenses:
Selling, General, and Administrative	45,608,306

Total Expenses	45,608,306

Loss From Operations	(5,011,712)

Other Income (Expense):
Other Income (Expense), net	(2,349,503)
Interest Income	165,472
Interest Expense	(1,896,682)

Total Other (Expense) Income	(4,080,713)

Loss Before Provision for Income Taxes And Non-Controlling Interest	(9,092,425)

Provision For Income Taxes	4,638,033

Net (Loss) Income Before Non-Controlling Interest	(13,730,458)
Net (Loss) Income Attributable To Non-Controlling Interest	(759,267)

Net Loss Attributable To Green Thumb Industries Inc.	$(12,971,191)

Net Loss per share - basic and diluted	$(0.06)

Weighted average number of shares outstanding - basic and diluted	215,172,575

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Highlights from Condensed Consolidated Balance Sheet

(Amounts Expressed in United States Dollars)

	December 31, 2019	September 30, 2019
Cash and Cash Equivalents	$46,667,334	$66,121,654
Other Current Assets	62,395,277	48,729,312
Property and Equipment, Net	155,596,675	148,660,147
Right of Use Assets, Net	64,195,692	28,848,614
Intangible Assets, Net	448,855,336	349,518,982
Goodwill	354,022,195	448,865,160
Other Long-term Assets	28,081,700	20,723,110

Total assets	$1,159,814,209	$1,111,466,979

Total Current Liabilities	$114,467,255	$105,571,299
Notes Payable, Net of Current Portion	91,140,194	96,768,028
Lease Liability	61,115,737	30,752,365
Other long-Term Liabilities	51,224,762	63,745,774
Total equity	841,866,261	814,629,513

Total liabilities and equity	$1,159,814,209	$1,111,466,979

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Supplemental Information (Unaudited) Regarding Non-GAAP Financial Measures

EBITDA, and Adjusted Operating EBITDA are non-GAAP measures and do not have standardized definitions under GAAP. We define each term as follows:

(1) EBITDA is defined as earnings before interest, taxes, other income or expense and depreciation and amortization.

(2) Adjusted Operating EBITDA is defined as earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash share-based compensation, one-time transaction related expenses, or other non-operating costs.

The following information provides reconciliations of the supplemental non-GAAP financial measures, presented herein to the most directly comparable financial measures calculated and presented in accordance with GAAP. The Company has provided the non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These supplemental non-GAAP financial measures are presented because management has evaluated the financial results both including and excluding the adjusted items and believe that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the business. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented.

Adjusted Operating EBITDA

(Amounts Expressed in United States Dollars)

Three Months Ended December 31, 2019
Net (Loss) Income Before Noncontrolling Interest (GAAP)	$(13,730,458)
Interest Income	(165,472)
Interest Expense	1,896,682
Income Taxes	4,638,033
Other Expense (Income)	2,349,503
Depreciation and Amortization	13,402,013

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (non-GAAP measure)	$8,390,301

Share-based Compensation, Non-Cash	4,961,294
Acquisition, Transaction, and Other Non-Operating Costs	1,003,070

Adjusted Operating EBITDA (non-GAAP measure)	$14,354,665